Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (the “Amendment”) is made and entered into as of June 22, 2020 (the “Amendment Effective Date”) by and between Majesco, with offices located at 412 Mt. Kemble Avenue, Suite 110C, Morristown, New Jersey, 07960, (“Company”) and Manish D. Shah (“Employee”).

W I T N E S S E T H:

WHEREAS, Employee and Cover-All Technologies Inc., entered into that certain Amended and Restated Employment Agreement dated as of February 27, 2015, as amended on March 12, 2019 (as so amended, the “Agreement”);

WHEREAS, the parties have agreed to modify the Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the terms of this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	The recitals set forth above are incorporated herein by reference.

2.	Incorporation of Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Agreement. Except as and to the extent expressly modified by this Amendment, the Agreement, including its Exhibits shall remain in full force and effect in all respects. In the event that any terms of this Amendment and the Services Agreement shall be in conflict, then the conflicting term(s) of this Amendment shall prevail.

3.	Amendments to the Agreement.

3.1. 4.6 Company Car. As of the Amendment Effective Date, Section 4.6 is hereby deleted and replaced with the following language:

“4.6 Car Allowance. As of the Amendment Effective Date, Employee shall be provided a car allowance of $600 per month payable on the fifteenth (15th) day of each month. During the Term of this Agreement, Employee shall also be provided a lease deposit of $5,000 every thirty six (36) months from the date hereof with the first such lease deposit being paid to Employee within thirty (30) days of the Amendment Effective Date.

4.	All other terms and conditions of the Agreement shall remain unchanged.

5.	This Amendment conforms to requirements under Section 6.4 of the Agreement requiring that the Agreement be amended only by an instrument executed by the authorized representative of both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

Manish D. Shah	Majesco

/s/ Manish Shah	/s/ Bithindra Bhattacharya
By (Signature)	By (Signature)

Manish Shah	Bithindra Bhattacharya
Name (Type or Print)	Name (Type or Print)

President & Chief Product Officer	SVP - Finance
Title	Title